EXHIBIT (s)

Calculation of Filing Fee Table

Form N-2

(Form Type)

CARLYLE SECURED LENDING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities

The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate offering price of that offering is $85,000,000.

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee (7)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward(7)

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.01 par value per share (2)(3)	Rule 456(b) Rule 457(r)

Fees to Be Paid	Equity	Preferred Stock, $0.01 par value per share (2)(3)	Rule 456(b) Rule 457(r)

Fees to Be Paid	Equity	Subscription Rights (2)	Rule 456(b) Rule 457(r)

Fees to Be Paid	Equity	Warrants (4)	Rule 456(b) Rule 457(r)

Fees to Be Paid	Debt	Debt Securities (3)(5)	Rule 456(b) Rule 457(r)

Fees to Be Paid	Debt	Unit (6)	Rule 456(b) Rule 457(r)

Fees Previously Paid	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.01 par value per share (2)(3)	Rule 415(a)(6)(7)						N-2	333-255589	April 29, 2021

Carry Forward Securities	Equity	Preferred Stock, $0.01 par value per share (2)(3)	Rule 415(a)(6)(7)						N-2	333-255589	April 29, 2021

Carry Forward Securities	Equity	Subscription Rights (2)	Rule 415(a)(6)(7)						N-2	333-255589	April 29, 2021

Carry Forward Securities	Equity	Warrants (4)	Rule 415(a)(6)(7)						N-2	333-255589	April 29, 2021

Carry Forward Securities	Debt	Debt Securities (3)(5)	Rule 415(a)(6)(7)						N-2	333-255589	April 29, 2021

Carry Forward Securities	Debt	Unit (6)	Rule 415(a)(6)(7)						N-2	333-255589	April 29, 2021

	Total Offering Amounts							N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$0.00

(1)	An unspecified amount of securities or aggregate principal amount, as applicable, of each identified class is being registered as may from time to time be sold at unspecified prices.
(2)

Subject to Note 1 above, there is being registered hereunder an indeterminate number of shares of common stock or preferred stock, or subscription rights to purchase shares of common stock as may be sold, from time to time separately or as units in combination with other securities registered hereunder.

(3)

Includes such indeterminate number of shares of common stock, preferred stock or debt securities as may, from time to time, be issued upon conversion or exchange of other securities registered hereunder, to the extent any such securities are, by their terms, convertible or exchangeable for common stock.

(4)

Subject to Note 1 above, there is being registered hereunder an indeterminate number of warrants as may be sold, from time to time separately or as units in combination with other securities registered hereunder, representing rights to purchase common stock, preferred stock or debt securities.

(5)

Subject to Note 1 above, there is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time separately or as units in combination with other securities registered hereunder.

(6)

Subject to Note 1 above, there is being registered hereunder an indeterminate number of units. Each unit may consist of a combination of any one or more of the securities being registered hereunder and may also include securities issued by third parties, including the U.S. Treasury.

(7)

Pursuant to Rule 456(b), Rule 457(r) and Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is deferring payment of the registration fee, except for $7,403.23 in unused registration fee that was previously paid with respect to unsold securities that the Registrant previously registered on Registration Statement File No. 333-222096 initially filed on December 15, 2017, which fee was carried forward to Registration Statement File No. 333-237661 filed on April 14, 2020 and Registration Statement File No. 333-255589 filed on April 29, 2021 (the “Prior Registration Statement”). Pursuant to Rule 457(o) under the Securities Act, the unused registration fee of $7,403.23 may be used to offset the registration fee payable pursuant to this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. No sales occurred under the Prior Registration Statement.